UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 3, 2005, the Superior Court of California (the “Court”) held a hearing on the Company’s Motion for Reconsideration in Robert Krumme, On Behalf Of The General Public vs. Mercury Insurance Company, Mercury Casualty Company, and California Automobile Insurance Company, in which the Company requested that the Court refrain from issuing a modified injunction in the case until it reconsiders its decision to require the Company to accept business from any California-licensed broker. At the hearing, the Court denied the Company’s motion and reaffirmed its ruling requiring the Company to accept applications for insurance from any California-licensed broker. However, the Court agreed to allow the Company 150 days to comply with this requirement. The Court also acknowledged that the Company may request a hearing one year following its implementation of the requirement to evaluate eliminating this requirement and vacating the modified injunction. The Court’s ruling regarding accepting applications from any California-licensed broker and the other three requirements imposed by the Court, including compensation to be paid to brokers, the elimination of the use of the Company’s broker instruction manual and the dissemination of written guidelines to its field personnel that specifically identify the standards of broker performance, will be formalized in a modified injunction that will be prepared by the Company in consultation with plaintiff’s counsel. The Company cannot estimate, at this time, the potential impact on the Company’s operations of complying with the modified injunction that is finally issued by the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2005	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer